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                                                                  Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS

The Board Of directors
Family Room Entertainment Corporation

      We consent to the inclusion by reference in this registration statement on Form SB-2 of our report dated September 10, 2002 on our audits of the consolidated financial statements of Family Room Entertainment Corporation for the years ended June 30, 2002 and 2001. We also consent to the reference to our firm under the caption "Experts".

/s/ Ham, Langston & Bregena, L.L.P

Houston, Texas
March 11, 2003











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